Exhibit 99.1

NEWS
Contact:    Melody Carey
        Rx Communications Group, LLC
        (917) 322-2571

LAWRENCE GYENES APPOINTED CHIEF FINANCIAL OFFICER OF COLUMBIA LABORATORIES

LIVINGSTON, NJ— July 15, 2009—Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced the appointment of Lawrence Gyenes to the position of Senior Vice President, Chief Financial Officer and Treasurer.  Mr. Gyenes will direct and oversee the financial management, accounting, information services and investor relations activities of the Company, effective immediately.

Robert S. Mills, Columbia’s president and chief executive officer, stated, “We are pleased to have Larry fill this important role, as he brings with him a strong financial and industry transaction background, as well as a demonstrated ability to communicate effectively with the investment community.  We believe the depth and breadth of his experiences have prepared him well for his responsibilities at Columbia, and we look forward to his contributions as we execute our strategic plan to be a leading player in the infertility and women’s reproductive healthcare markets.”

Mr. Gyenes has over 35 years of financial experience in both privately and publicly held companies, most of which were in the life sciences industry.  He most recently served as Senior Vice President and Chief Financial Officer of Acusphere, Inc., a former NASDAQ-listed specialty pharmaceutical company.  Prior to joining Acusphere, Mr. Gyenes was Chief Financial Officer of Zila, Inc., a NASDAQ-listed oral cancer screening company, a consultant to investment management firms, and Senior Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc., a NASDAQ-listed specialty pharmaceutical company.  He also held senior financial positions with Reliant Pharmaceuticals, Inc., Rand McNally & Co., CompuServe Corporation, Helene Curtis, Inc., and G.D. Searle & Co. and was a consultant to DuPont Pharmaceuticals Company in its sale to Bristol-Myers Squibb.  Mr. Gyenes holds an MBA degree from the University of Chicago and a BS degree in Accounting from the University of Illinois.

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an ART treatment for infertile women with progesterone deficiency. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company’s partners market CRINONE® 8%, STRIANT®, and three other products to additional U.S. and foreign markets. The Company is conducting, in collaboration with the NIH, the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about Columbia Laboratories, Inc.’s expectations regarding the Company’s strategic direction, prospects and future results, and clinical research programs, which statements are indicated by the words "will," "plan," "expect" and similar expressions. Such forward-looking statements involve certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel) and STRIANT® (testosterone buccal system) in the U.S.; the successful marketing of CRINONE® 8% by Merck Serono, and RepHresh® and Replens® by Lil’ Drug Store Products, Inc; the timely and successful development of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% in short cervix patients; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies; our ability to obtain financing in order to fund our operations and repay our debt as it comes due; the impact of competitive products and pricing; the strength of the U.S. dollar relative to international currencies, particularly the Euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to update any forward-looking statements.

PROCHIEVE®, CRINONE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

###